Exhibit 99.1
Issuer Direct Reports First Quarter 2016 Financial Results

Announces Double-digit Sequential Revenue Growth, 77% Gross Margins and 30% EBITDA Margins
MORRISVILLE, NC / ACCESSWIRE / May 9, 2016 / Issuer Direct Corporation (NYSE MKT:ISDR) (the "Company"), a market leader and innovator of disclosure management solutions and targeted communications, today reported its operating results for the three months ended March 31, 2016. The Company will host an investor conference call today at 4:30 PM Eastern Time, to discuss its operating results.
First Quarter 2016 Financial Highlights
● Revenue was $3.3 million, an increase of 22%, compared to Q4 2015, and an increase of 8% compared to Q1 2015. Absent a one-time benefit of $316,040, discussed below, revenue would have been $3.0 million, or a 10% sequential increase.
● Revenue from our press release business increased 12% and 54% compared to Q4 2015 and Q1 2015, respectively.
● Gross Margin increased to 77%, compared to 70% in both Q4 2015 and Q1 2015. Absent a one-time benefit of $316,040, gross margins would have been 74%.
● EBITDA margin increased to 30%, compared to 20% in Q4 2015 and 19% in Q1 2015.
● GAAP earnings per diluted share was $0.17 compared to a loss of $(0.10) in Q4 2015 and compared to $0.10 in Q1 2015.
● Non-GAAP net income was $520,591 or $0.18 per diluted share, compared to $356,623 or $0.12 per diluted share in Q4 2015, and compared to $417,653 or $0.18 per diluted share in Q1 2015.
● The Company generated cash flows from operations of $501,317 compared to $865,371 in Q4 2015 and $1.1 million in Q1 2015.
● On April 13, 2016, the Company's Board of Directors declared a quarterly cash dividend of $0.03 per share.

First Quarter Key Performance Indicators
● Excluding Accesswire®, the Company performed work for 951 clients in the first quarter of 2016, an increase compared to 933 in the fourth quarter of 2015.
● On a stand-alone basis, Accesswire performed news related activities for 843 clients during the fourth quarter, this is lower when compared to 911 in the fourth quarter 2015. As was the case during the fourth quarter of 2015, the Company's focus was on the average price per release which resulted in the removal of certain resellers operating in the lower margin segment of the market.

Brian Balbirnie, CEO of Issuer Direct, commented, "We are pleased to report double-digit sequential revenue growth. Revenue was fueled by the strong performance of our traditional products, including our transfer agent business, which doubled in the quarter, as well as our proxy business. Our profit lines also remained strong, benefiting from operational efficiencies of our cloud-based business transition, resulting in our gross margins moving from the historical 70% to 77% and EBITDA margins climbing from 20% to 30%."

Mr. Balbirnie added, "During the quarter we also continued to focus on the development, sales and marketing of our three growth engines: Accesswire®, our commercial newswire, Blueprint®, our cloud-based solution for SEC and XBRL filings, and Classify®, our cloud-based investor and media targeting platform. To help support these offerings, we continue to add to our sales team with new personnel, who began training in the second half of the quarter, and are contributing to our pipeline, as they begin their first sales cycles. Taken as a whole, we believe the company remains on track with its business transition to a cloud-based subscription model."

Financial Results for the First Quarter ended March 31, 2016:

Total revenue was $3.3 million, compared to $2.7 million during the three months ended December 31, 2015, and $3.0 million during the same period of 2015. It is important to note that included in revenue and gross profit for the three months ended March 31, 2016 was a one-time benefit of $316,040 due to the reversal of an accrual related to unused postage credits for ARS customers acquired as part of the acquisition of PrecisionIR. Excluding the benefit of the unused postage credit reversal, total revenue was $2.9 million for the first quarter. The Company had a strong quarter in many of its products, most notably in transfer agent, proxy and press release products, and also in increased licenses of its transfer agent, webcasting, iProxy and iRDirect cloud-based platforms. Revenue for the three months ended March 31, 2016, increased in each of these areas over the three months ended December 31, 2015 and March 31, 2015. Offsetting these increases, as anticipated, were continued declines in Annual Report Service offerings as issuers shift from hardcopy fulfillment of annual reports to digital fulfillment and as a result, either downgrade their service to digital or elect to discontinue the service altogether. Additionally, the Company experienced declines in traditional Edgar and XBRL service offerings due to increased pricing pressure as the market continues to mature.

Gross profit for the first quarter of 2016 was $2.5 million or 77% of total revenue, compared to $1.9 million, or a gross profit margin of 70%, for the fourth quarter of 2015, and compared to $2.1 million, or 70% gross profit margin in in the first quarter of 2015. Absent the benefit of the aforementioned reversal of the accrual for unused postage credits, gross profit margins for the quarter would have been 74%. It is anticipated that the Company will be able to maintain gross margin percentages above the historical 70%, as the Company transitions customers to electronic dissemination of corporate information as well as begins to generate sales from its new cloud-based solutions.

Operating Income was $690,218 for the three months ended March 31, 2016, compared to a loss of $(313,296) for the three months ended December 31, 2015 and compared to operating income of $318,094 during the same period of last year. The operating loss in the fourth quarter of 2015 included an impairment loss on trademarks of $547,000.

On a GAAP basis, the Company reported net income of $493,288, or $0.17 per diluted share during the three months ended March 31, 2016, compared to a loss of $(293,839), or $(0.10) per diluted share during the three months ended December 31, 2015, and compared to net income of $236,665, or $0.10 per diluted share during the three months ended March 31, 2015.

First quarter EBITDA was $997,146, or 30% of revenue, compared to EBITDA of $533,059, or 20% of revenue, during the fourth quarter of 2015 and compared to $586,435, or 19% of revenue, during the first quarter of 2015. Non-GAAP net income, excluding amortization and impairment of intangible assets, stock-based compensation, benefit of the reversal of unused postage credits, integration of acquisition costs, non-cash interest expense, impact of changes to the deferred tax asset valuation allowance and tax impact of adjustments was $520,591 or $0.18 per diluted share, compared to $356,623 or $0.12 per diluted share during the fourth quarter of 2015, and compared to $417,653 or $0.18 per diluted share during the first quarter of 2015. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, unusual, non-recurring gains and charges and non-cash interest expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies.

CALCULATION OF EBITDA

	Three Months ended March 31,
	2016	2015
	Amount	Amount

Net income:	$493,288	$236,665
Adjustments:
Depreciation and amortization	306,928	268,341
Interest expense, net	(992)	244,850
Income tax expense (benefit)	197,922	(163,421)
EBITDA:	$997,146	$586,435

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months ended March 31,
	2016		2015
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$493,288	$0.17	$236,665	$0.10
Adjustments:
Amortization of intangible assets (1)	258,926	0.09	246,043	0.10
Stock-based compensation (2)	167,078	0.05	131,844	0.06
Integration and acquisition costs (3)	-	-	45,000	0.02
Benefit of reversal of unused postage credits (4)	(316,040)	(0.11)	-	-
Non-cash interest expense (5)	-	-	208,335	0.09
Tax impact of adjustments (6)	(41,786)	(0.01)	(239,864)	(0.10)
Portion of tax benefit related to change in valuation allowance (7)	(40,875)	(0.01)	(210,370)	(0.09)
Non-GAAP net income:	$520,591	$0.18	$417,653	$0.18

(1) The adjustments represent the amortization of intangible assets related to acquired assets and companies.
(2) The adjustments represent stock-based compensation expense recognized related to awards of stock options or common stock in exchange for services.
(3) The adjustments represent legal fees, consulting fees, integration costs, and other non-recurring cost incurred in connection with the acquisition of Accesswire.
(4) This adjustments gives effect to the benefit of reversing an accrual related to certain unused postage credits associated with ARS customers acquired during the PrecisionIR acquisition in 2013.
(5) The adjustment represents the amortization of debt-discount that was created as a result of a beneficial conversion feature that was embedded in a note payable that the Company issued in order to finance the acquisition of PrecisionIR Group, Inc. The amortization of the debt discount is recorded as non-cash interest expense and has no impact on the cash flows or operations of the Company.
(6) This adjustment gives effect to the tax impact of all non-GAAP adjustments at a rate of 38%, which approximates the Company's state and federal tax rates.
(7) The adjustment eliminates the income tax benefit recorded in the first quarter of 2016 and 2015 that was related to a valuation allowance established for net operating losses for PrecisionIR Group, Inc. at the date of acquisition.

Conference Call Information

To participate in this event, dial 866-952-7524 domestically, or 785-424-1829 internationally, approximately 5 to 10 minutes before the beginning of the call.

Additionally, you can listen to the event online at http://www.investorcalendar.com/IC/CEPage.asp?ID=174991. If you are unable to participate during the live webcast, the event archive will be available at www.issuerdirect.com/earnings-calls-and-scripts/.

You may access the teleconference replay by dialing 877-481-4010 domestically or 919-882-2331 internationally, referencing event ID 10029. The replay will be available beginning approximately 1 hour after the completion of the live event, ending at midnight Eastern on May 30, 2016.

About Issuer Direct Corporation:

Issuer Direct® is a disclosure management and targeted communications company. Our integrated platform provides tools, and technologies that enable our clients to disclose and disseminate information through our network. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

Learn more about Issuer Direct today: http://ir.issuerdirect.com/tearsheet/html/isdr

Forward-Looking Statements. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2015, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

Contact:

Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000
brian.balbirnie@issuerdirect.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

SOURCE: Issuer Direct Corporation

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2016	2015
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$4,276,726	$4,215,145
Accounts receivable (net of allowance for doubtful accounts of $422,118 and $396,884, respectively)	1,477,255	1,253,628
Other current assets	284,667	252,468
Total current assets	6,038,648	5,721,241
Capitalized software, net	1,221,854	723,962
Fixed assets, net	186,194	175,497
Deferred income tax asset - noncurrent	-	97,974
Other long-term assets	18,682	18,301
Goodwill	2,241,872	2,241,872
Intangible assets (net of accumulated amortization of $2,771,029 and $2,512,704, respectively)	1,932,971	2,191,296
Total assets	$11,640,221	$11,170,143

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$553,672	$385,285
Accrued expenses	527,478	995,999
Income taxes payable	165,346	199,613
Deferred revenue	875,288	822,481
Total current liabilities	2,121,784	2,403,378
Deferred income tax liability	187,493	94,566
Other long-term liabilities	135,486	113,222
Total liabilities	2,444,763	2,611,166
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, no shares issued and outstanding as of March 31, 2016 and December 31, 2015.	-	-
Common stock $0.001 par value, 100,000,000 shares authorized, 2,794,394 and 2,785,044 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively.	2,795	2,785
Additional paid-in capital	8,419,324	8,202,605
Other accumulated comprehensive loss	(25,139)	(35,154)
Retained earnings	798,478	388,741
Total stockholders' equity	9,195,458	8,558,977
Total liabilities and stockholders’ equity	$11,640,221	$11,170,143

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended
	March 31,	March 31,
	2016	2015

Revenues	$3,277,339	$3,043,782
Cost of services	770,082	912,877
Gross profit	2,507,257	2,130,905
Operating costs and expenses:
General and administrative	842,161	879,782
Sales and marketing expenses	623,960	566,056
Product development	69,160	98,632
Depreciation and amortization	281,758	268,341
Total operating costs and expenses	1,817,039	1,812,811
Operating income	690,218	318,094
Interest income (expense), net	992	(244,850)
Net income before income taxes	691,210	73,244
Income tax (expense) benefit	(197,922)	163,421
Net income	$493,288	$236,665
Income per share – basic	$0.18	$0.10
Income per share – fully diluted	$0.17	$0.10
Weighted average number of common shares outstanding – basic	2,788,308	2,317,110
Weighted average number of common shares outstanding – fully diluted	2,887,753	2,360,540

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	March 31,	March 31,
	2016	2015
Net income	$493,288	$236,665
Foreign currency translation adjustment	10,015	8,278
Comprehensive income	$503,303	$244,943

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three months Ended
	March 31,	March 31,
	2016	2015
Cash flows from operating activities:
Net income	$493,288	$236,665
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	306,928	268,341
Bad debt expense	35,228	76,937
Deferred income taxes	56,015	(209,777)
Stock-based compensation expense	167,078	131,844
Non-cash interest expense	-	208,335
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(257,614)	292,362
Decrease (increase) in deposits and prepaid assets	(32,324)	(68,747)
Increase (decrease) in accounts payable	167,617	130,102
Increase (decrease) in accrued expenses	(484,962)	87,081
Increase (decrease) in deferred revenue	50,063	(74,111)
Net cash provided by operating activities	501,317	1,079,032

Cash flows from investing activities:
Capitalized software	(347,364)	-
Purchase of fixed assets	(30,628)	(22,344)
Net cash used in investing activities	(377,992)	(22,344)

Cash flows from financing activities:
Proceeds from exercise of stock options, net of income taxes	7,094	-
Payment of dividend	(83,551)	-
Net cash used in financing activities	(76,457)	-

Net change in cash	46,868	1,056,688
Cash – beginning	4,215,145	1,721,343
Currency translation adjustment	14,713	(2,773)
Cash – ending	$4,276,726	$2,775,258

Supplemental disclosures:
Cash paid for interest	$-	$19,906
Cash paid for income taxes	$120,250	$34,500
Non-cash activities:
Stock-based compensation - capitalized software	$179,200	$-